Exhibit 1.1

The Kroger Co.
Debt Securities

Underwriting Agreement

August 20, 2024

To the Representatives of the
several Underwriters named in
Schedule I to the applicable Pricing Agreement
hereinafter described.

Ladies and Gentlemen:

From time to time The Kroger Co., an Ohio corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

As described in the Time of Sale Information and Prospectus (each as defined herein), the Company, Albertsons Companies, Inc., a Delaware corporation (“ACI”), and Kettle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of October 13, 2022 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into ACI (the “Merger”), with ACI surviving the Merger as the surviving corporation and a direct, wholly owned subsidiary of the Company.

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.

1.            Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for which the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery to such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.            The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)	A registration statement in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); at the time of filing, as of the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”), and as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Act; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, constitutes an “automatic shelf registration statement” under Rule 405 of the Act that became automatically effective upon filing with the Commission in such form not more than three years prior to the date hereof; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act, against the Company or related to the offering of the Designated Securities has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) or 424(b) of the rules and regulations of the Commission under the Act, including the prospectus filed as part of the Registration Statement together with a preliminary prospectus supplement relating to the Designated Securities, being hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, and including the information, if any, deemed pursuant to Rules 430A, 430B or 430C to be part of the Registration Statement at its effective time, being hereinafter called the “Registration Statement”; the prospectus relating to the Securities, together with a final prospectus supplement relating to the Designated Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Designated Securities, being hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing); for purposes of this Agreement, the term “effective date” means the effective date of the Registration Statement with respect to the offering of the Designated Securities, as determined for the Company pursuant to Section 11 of the Act and Item 512 of Regulation S- K, as applicable; at or prior to the time when sales of the Designated Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule III to the Pricing Agreement for such offering of Designated Securities as constituting part of the Time of Sale Information.

(b)	The documents incorporated by reference in the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

(c)	The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

(d)	The Time of Sale Information, at the Time of Sale and at the Time of Delivery for the Designated Securities (as defined in Section 4 herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Information relating to such Securities. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(e)	The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus with respect to the Designated Securities, (iii) the Prospectus, (iv) the documents listed on Schedule III to the Pricing Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case, approved in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Time of Delivery for the Designated Securities will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in an Issuer Free Writing Prospectus relating to such Securities.

(f)	The Company and its subsidiaries have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus any material loss or interference with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any Material Adverse Change (defined below), or any development involving a prospective Material Adverse Change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus. “Material Adverse Change” means, with respect to the Company, any change that is materially adverse to the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(g)	The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Information and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is not subject to material liability or disability by reason of the failure to be qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation, a limited liability company or a limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation, or is not subject to material liability or disability by reason of the failure to be in good standing in any such jurisdiction;

(i)	The Securities have been duly authorized, and, when the Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities against payment of the consideration specified in the Pricing Agreement, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits provided by the Indenture under which they are to be issued which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, in all material respects, to the descriptions thereof contained in the Time of Sale Information and the Prospectus as amended or supplemented with respect to such Designated Securities;

(j)	The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or the Regulations of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or any Pricing Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(k)	Other than as set forth or contemplated in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject with respect to which there is a reasonable likelihood of a determination which would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l)	None of the transactions contemplated by this Agreement, any Pricing Agreement or the Indenture (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(m)	The Company is not subject to regulation under the Investment Company Act of 1940, as amended;

(n)	The Company will apply the net proceeds from the sale of Securities for the purpose set forth in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”;

(o)	PricewaterhouseCoopers L.L.P., who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) thereunder;

(p)	Deloitte & Touche LLP, who has audited certain financial statements of ACI and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) thereunder;

(q)	The Company is not an “ineligible issuer” as defined under the Act at the times specified in the Act in connection with the offering of the Securities;

(r)	The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form;

(s)	The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Prospectus (together, the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the pro forma financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in Time of Sale Information and the Prospectus, the pro forma financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements;

(t)	Except as would not reasonably be expected to have a Material Adverse Effect, in the past three (3) years, the Company and its subsidiaries have complied with, and are presently in compliance with, all external privacy policies, contractual obligations, applicable laws, self-regulatory guidelines and any other applicable legal obligations, in each case, regarding the collection, use, transfer, storage, security, disposal, disclosure or other processing by the Company and its subsidiaries of personal, personally identifiable, sensitive, confidential or regulated data (“Data Security and Privacy Obligations”). Except as would not reasonably be expected to have a Material Adverse Effect, in the past three (3) years, neither the Company nor any of its subsidiaries has received any written notification of or complaint regarding any non-compliance with any Data Security and Privacy Obligation;

(u)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering of the Securities will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder;

(v)	Neither the Company nor any of its subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country;

(w)	The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(x)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise);

(y)	The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(z)	The Merger Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and

(aa)	Nothing has come to the attention of the Company that would cause it to believe that any of the representations and warranties (as qualified therein and taking into account the matters described in the disclosure schedules thereto) of ACI set forth in the Merger Agreement are not true and correct in all material respects as of the date hereof, except where the failure of such representations and warranties to be so true and correct has not had, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Merger Agreement).

3.            Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Time of Sale Information and the Prospectus as amended or supplemented.

4.            The Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5.            The Company agrees with each of the Underwriters of any Designated Securities:

(a)	To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to furnish the Representatives a copy of any proposed Issuer Free Writing Prospectus relating to such Securities prior to its use; not to use, authorize, approve, refer to or file any Issuer Free Writing Prospectus which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to file promptly any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule IV to the Pricing Agreement) to the extent required by Rule 433 under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation of or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)	Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, and each Issuer Free Writing Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of any Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus, Time of Sale Information or any such Issuer Free Writing Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus or to file under the Exchange Act any document incorporated by reference in the Time of Sale Information or the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus, Time of Sale Information or Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any Designated Securities at any time nine months or more after the time of issue of the Prospectus as amended or supplemented with respect to such Designated Securities, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as it may request of a further amended or supplemented Prospectus for such Designated Securities complying with Section 10(a)(3) of the Act;

(d)	To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

(e)	During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

(f)	The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act; and

(g)	The Company will pay the required Commission filing fees relating to the Designated Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Act.

6.            Each Underwriter hereby represents and agrees that:

(a)	It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III to the Pricing Agreement or prepared pursuant to Section 2(e) or Section 5(a) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)	Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule IV to the Pricing Agreement for the Designated Securities without the consent of the Company.

(c)	It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering of the Designated Securities (and will promptly notify the Company if any such proceeding against it is initiated during any period when a prospectus is required to be delivered in connection with the Designated Securities).

7.            The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (viii) the fees and disbursements of counsel for the Underwriters to the extent they exceed such amount as may be specified in the Pricing Agreements and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including, but not limited to, the fees and disbursements of their counsel up to such amount as may be specified in the Pricing Agreements, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.            The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; each Issuer Free Writing Prospectus shall have been filed with the Commission to the extent required by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)	Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives;

(c)	(1) Weil, Gotshal & Manges LLP, counsel to the Company, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives; and (2) Christine Wheatley, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives her written opinion, dated the Time of Delivery for such Designated Securities, to the effect that:

(i)             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus as amended or supplemented;

(ii)            The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is not subject to material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that she believes that both the Underwriters and she are justified in relying upon such opinions and certificates);

(iii)           Each subsidiary of the Company, with respect to which the Company owns, directly or indirectly, an equity interest of more than 50% (each a “subsidiary”), has been duly incorporated and is validly existing as a corporation, a limited liability company or a limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation, or is not subject to material liability or disability by reason of the failure to be in good standing in any such jurisdiction; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than as described in the Prospectus (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that she believes that both the Underwriters and she are justified in relying upon such opinions and certificates);

(iv)           The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Information and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that she is relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that she believes that both the Underwriters and she are justified in relying upon such opinions, abstracts, reports, policies and certificates);

(v)           To the best of such counsel’s knowledge and other than as set forth in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject with respect to which there is a reasonable likelihood of determinations which would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)          This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(vii)          The Designated Securities have been duly authorized, executed, authenticated, issued and delivered, and the Designated Securities (assuming that (i) the Trustee has all requisite power and authority to perform its obligations under the Indenture and has made all necessary filings and received all necessary consents, (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and (iii) the Trustee’s certificates of authentication have been manually executed by an authorized officer of the Trustee) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and are entitled to the benefits of the Indenture, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally, and (b) the enforceability thereof is subject to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law); provided, however, that such counsel need express no opinion as to the application or effect of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer laws or any laws governing the distribution of assets of the Company to its stockholders; and the terms of the Designated Securities and the Indenture conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus as amended or supplemented;

(viii)         The Indenture (i) has been duly authorized, executed and delivered by the Company; (ii) (assuming that (a) the Trustee has all requisite power and authority to perform its obligations under the Indenture and has made all necessary filings and received all necessary consents, and (b) the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding instrument of the Company, enforceable in accordance with its terms, except (a) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect affecting creditors’ rights generally, and (b) that the enforceability thereof is subject to general principles of equity (whether such enforceability is considered in a proceeding in equity or at law); provided, however, that such counsel need express no opinion as to the application or effect of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer laws or any laws governing the distribution of assets of the Company to its stockholders; and (iii) has been duly qualified under the Trust Indenture Act;

(ix)           The issuance and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated, to the best of such counsel’s knowledge, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation, as amended, or the Regulations of the Company or any statute of the United States of America or of Ohio or any other statute known to such counsel or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; provided, however, that such counsel need express no opinion as to the application or effect of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer laws or any laws governing the distribution of assets of the Company to its stockholders;

(x)             Except as outlined in the Time of Sale Information and the Prospectus, as amended and supplemented, to the best of such counsel’s knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Designated Securities or the consummation of the other transactions contemplated by this Agreement or such Pricing Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters and as may be required due to the Underwriters’ or the Trustees’ legal or regulatory status;

(xi)           The Company is not subject to regulation under the Investment Company Act of 1940, as amended;

(xii)          The documents incorporated by reference in the Time of Sale Information and the Prospectus as amended or supplemented (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein and (b) other financial and statistical information included or incorporated by reference therein, as to all of which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xiii)          The Registration Statement, the Preliminary Prospectus with respect to the Designated Securities, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein, (b) other financial and statistical information included or incorporated by reference therein or (c) the Form T-1 filed as exhibits to the Registration Statement, as to all of which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe (A) that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery, including the information, if any, deemed pursuant to Rules 430A, 430B or 430C to be part of the Registration Statement at its effective time (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein, (b) other financial and statistical information included or incorporated by reference therein or (c) the Form T-1 filed as exhibits to the Registration Statement, as to all of which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that, at the Time of Sale (which such counsel may assume to be the date of the Pricing Agreement), the Time of Sale Information (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein, (b) other financial and statistical information included or incorporated by reference therein or (c) the Form T-1 filed as exhibits to the Registration Statement, as to all of which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, (C) that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein, (b) other financial and statistical information included or incorporated by reference therein or (c) the Form T-1 filed as exhibits to the Registration Statement, as to all of which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (D) that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein, (b) other financial and statistical information included or incorporated by reference therein or (c) the Form T-1 filed as exhibits to the Registration Statement, as to all of which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

(d)	At each of the Time of Sale and the Time of Delivery for such Designated Securities, the independent accountants of each of the Company and ACI who have audited the financial statements of the Company and its subsidiaries and ACI and its subsidiaries, respectively, included or incorporated by reference in the Registration Statement shall each have furnished to the Representatives a letter, dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Representatives;

(e)	The Company shall have furnished to the Representatives a certificate of the Chief Financial Officer in a form mutually agreed upon;

(f)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus as amended or supplemented there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus as amended or supplemented, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus, as amended or supplemented;

(g)	On or after the earlier of (A) the Time of Sale relating to the Designated Securities and (B) the date of the Pricing Agreement, (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company and its subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company and its subsidiaries;

(h)	On or after the earlier of (A) the Time of Sale relating to the Designated Securities and (B) the date of the Pricing Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by the Time of Sale Information and the Prospectus, as amended and supplemented; and

(i)	The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

9.            (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any such Underwriter within the meaning of either the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any preliminary prospectus supplement related to the Designated Securities, any Issuer Free Writing Prospectus, any Time of Sale Information or any other prospectus relating to the Securities, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in either case (i) or (ii) will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, any preliminary prospectus supplement related to the Designated Securities, the Prospectus, or any amendment or supplement thereto, any Time of Sale Information, any Issuer Free Writing Prospectus or any other prospectus relating to the Securities in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter of Designated Securities through the Representatives expressly for use therein.

(b)	Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any preliminary prospectus supplement related to the Designated Securities, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Time of Sale Information, or any other prospectus relating to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (other than in the case of the Registration Statement), not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, any preliminary prospectus supplement related to the Designated Securities, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Time of Sale Information, or any other prospectus relating to the Securities, in each case, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case, subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable for any settlement, compromise or consent to the entry of any judgment effected by an indemnified person without the indemnifying person’s consent, which consent shall not be unreasonably withheld.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case, as set forth in the table on the cover page of the Prospectus as amended or supplemented to relate to a particular offering of Designated Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.            (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one- eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.            The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.            If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 7 and Section 9 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 7 and Section 9 hereof.

13.            In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, email or other electronic transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, email or other electronic transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail email or other electronic transmission to such Underwriter at its address set forth in Schedule I to the Pricing Agreement. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.            This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.            Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.            This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.            The Company and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.            This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other electronic transmission method (e.g., a “pdf”, “tif” or DocuSign) of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

19.            The Company acknowledges and agrees that the Underwriters named in the Pricing Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Designated Securities contemplated thereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Pricing Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

20.            In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.            Recognition of the U.S. Special Resolution Regimes

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours, THE KROGER CO.

By:	/s/ Christine S. Wheatley
	Name:	Christine S. Wheatley
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

ANNEX I

Pricing Agreement

[Circulated separately]